EnerSys to Purchase Bulgarian Battery Company

Reading, Pa., USA, January 9, 2007 -- EnerSys (NYSE: ENS), the world's largest manufacturer, marketer, and distributor of industrial batteries, today announced that it has reached agreement to acquire a majority interest in Energia AD, a producer of industrial batteries, located in Targovishte, Bulgaria. The total purchase price for this transaction is expected to be approximately Euro 13 million (approximately $17 million) including all transactions costs and adjustments and will be financed using existing EnerSys credit facilities. Subject to finalizing our integration plans, this transaction is expected to be accretive to earnings per share in the first year and accretive in excess of $0.07 per share in the second year.

"This transaction is consistent with two of our strategic objectives. First, the acquisition provides us with an additional low cost manufacturing platform with substantial expansion potential," stated John Craig, Chairman, President and CEO of EnerSys. "Second, the acquisition increases our market presence in the rapidly growing Eastern European and Russian markets."

Completion of the transaction is subject to the satisfaction of customary closing conditions, including the receipt of government consents. The transaction is expected to close in April 2007.

EnerSys also announced the completion of the previously announced acquisition of the industrial lead-acid battery business of the Swiss company, Leclanche SA.

Caution Concerning Forward-Looking Statements

This press release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, (i) statements regarding EnerSys' plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning; and (ii) statements about the benefits of the investment in Energia or the industrial lead-acid battery business of Leclanche, including any impact on financial and operating results and estimates, and any impact on EnerSys' market position that may be realized from the investment.

These forward-looking statements are based upon management's current beliefs or expectations and are inherently subject to significant business, economic, and competitive uncertainties and contingencies many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) our ability to successfully integrate the Energia or Leclanche businesses; (2) the possibility that EnerSys may not realize revenue benefits from the proposed investment within expected time frames; (3) operating costs and business disruption following the proposed investment, including possible adverse effects on relationships with employees, may be greater than expected; and (4) competition may adversely affect the acquired business and result in customer loss. EnerSys does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made.

For more information, contact Richard Zuidema, executive vice president, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 800-538-3627; Website: http://www.enersys.com.

About EnerSys: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, chargers, power equipment, and battery accessories to customers worldwide. Motive power batteries are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power suppliers, and numerous applications requiring standby power. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at http://www.enersys.com.